UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 17, 2014

SL Industries, Inc.

(Exact name of registrant as specified in charter)

Delaware	1-4987	21-0682685
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Fellowship Road, Suite A114, Mount Laurel, New Jersey		08054
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (856) 727-1500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Effective November 20, 2014, SL Industries, Inc. (the “Company”) entered into indemnification agreements (the “Indemnification Agreements”) with each of the Company’s directors and with each of William T. Fejes, Jr., the Company’s Chief Executive Officer and President and Louis J. Belardi, the Company’s Chief Financial Officer, Secretary and Treasurer. The Indemnification Agreements contractually obligate the Company to indemnify each director and officer party to an Indemnification Agreement and to advance expenses on behalf of each such director or officer. The Company’s obligations under the Indemnification Agreements are in addition to any other rights the indemnified director or officer may otherwise be entitled to by operation of law, vote of the Company’s stockholders or directors or otherwise (including under the Company’s certificate of incorporation and bylaws).

The foregoing description of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the form Indemnification Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference.

The information in Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On November 17, 2014 (the “Closing Date”), SL Delaware Holdings, Inc. (“Seller”), a wholly-owned subsidiary of the Company, entered into a definitive Stock Purchase Agreement (the “Purchase Agreement”) with Hubbell Power Systems, Inc. (“Purchaser”) pursuant to which on the Closing Date Seller sold all of the issued and outstanding capital stock of RFL Electronics Inc. (“RFL”) to Purchaser for aggregate cash consideration of $20,000,000, subject to a post-closing working capital adjustment set forth in the Purchase Agreement (the “Transaction”). A portion of the cash consideration ($2,000,000, subject to adjustment after nine months), is being held in escrow to secure the indemnification obligations of Seller.

The Purchase Agreement also provides that the Company will guarantee to Purchaser the performance by Seller of all of Seller’s obligations under the Purchase Agreement, and imposes certain indemnification, non-competition and other customary post-closing obligations on Seller and/or the Company, in each case, as more fully set forth in the Purchase Agreement. The Seller and the Company, on the one hand, and the Purchaser and its affiliates, on the other hand, have no relationships, including common officers, directors or control persons.

RFL designs and manufactures communication and power protection products/systems that are used to protect electric utility transmission lines and apparatus by isolating faulty transmission lines from a transmission grid. These products are sophisticated communication systems that allow electric utilities to manage their high-voltage power lines more efficiently. RFL also provides products and systems used by rail and highway industries. RFL provides systems design, commissioning, training, customer service, and maintenance for all of its products. RFL’s operations are located in Boonton-Township, New Jersey.

The foregoing description of the Transaction and the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference.

The unaudited pro forma financial statements of the Company giving effect to the foregoing transaction are attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference.

In addition, on November 17, 2014 the Company issued a press release announcing the consummation of the Transaction. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(b)	Pro forma financial information.

The following unaudited pro forma financial information is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference:

•	Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2014.

•	Unaudited Pro Forma Consolidated Statement of Income for the nine months ended September 30, 2014.

•	Unaudited Pro Forma Consolidated Statement of Income for the years ended December 31, 2013, December 31, 2012, and December 31, 2011.

(d)	Exhibits.

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated as of November 17, 2014, by and among SL Delaware Holdings, Inc., SL Industries, Inc., and Hubbell Power Systems, Inc.*

10.1	Form of Indemnification Agreement for directors and officers of SL Industries, Inc.

99.1	SL Industries, Inc. unaudited pro forma consolidated financial information.

99.2	Press Release dated November 17, 2014.

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementary copies of any of the omitted schedules or exhibits upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SL Industries, Inc.
(Registrant)

Date: November 21, 2014

	By:	/s/ Louis J. Belardi
Name: Louis J. Belardi
Title: Chief Financial Officer, Treasurer
and Secretary